UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2008

Enterprise Acquisition Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33736	33-1171386
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway, Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 988-1700

 (Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name of Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ADDITIONAL INFORMATION AND WHERE TO FIND IT

PARTICIPANTS IN SOLICITATION

Item 1.01.   Entry into a Material Definitive Agreement

Merger Agreement

Employment Agreement

Item 3.02.   Unregistered Sales of Equity Securities

Item 7.01.   Regulation FD Disclosure

Item 8.01.   Press Release

Item 9.01.   Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE CURRENT REPORT ON FORM 8-K IS BEING MADE WITH RESPECT TO A PROPOSED MERGER AND RELATED TRANSACTIONS (THE “MERGER”) INVOLVING ENTERPRISE ACQUISITION CORP. (“ENTERPRISE”), STATON BELL BLANK CHECK LLC, EAC I LLC, EAC II CORP. AND WF CAPITAL HOLDINGS, INC. (“WORKFLOW”).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

ENTERPRISE INTENDS TO FILE A PROXY STATEMENT CONCERNING THE MERGER WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”).  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, ENTERPRISE STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT (AND ANY SUPPLEMENTS THERETO) IN CONNECTION WITH THE COMPANY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE MERGER AND RELATED TRANSACTIONS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENTERPRISE, WORKFLOW AND THE MERGER. THE DEFINITIVE PROXY STATEMENT AND OTHER RELATED DOCUMENTS WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER.

STOCKHOLDERS AND OTHER INTERESTED PERSONS WILL ALSO BE ABLE TO OBTAIN THE PROXY STATEMENT AND OTHER DOCUMENTS ENTERPRISE FILES WITH THE SEC, WITHOUT CHARGE, AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: ENTERPRISE ACQUISITION CORP., 6800 BROKEN SOUND PARKWAY, SUITE 200, BOCA RATON, FLORIDA 33487, FACSIMILE: (561) 988-4500.

PARTICIPANTS IN SOLICITATION

ENTERPRISE AND ITS DIRECTORS AND EXECUTIVE OFFICERS, AND WORKFLOW AND ITS DIRECTORS AND EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF ENTERPRISE IN RESPECT OF THE MERGER. THE NAMES OF ENTERPRISE’S DIRECTORS AND EXECUTIVE OFFICERS AND A DESCRIPTION OF THEIR INTERESTS IN ENTERPRISE IS SET FORTH IN ENTERPRISE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, WHICH WAS FILED WITH THE SEC ON MARCH 27, 2008.  ENTERPRISE INVESTORS AND STOCKHOLDERS CAN OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF ENTERPRISE'S AND WORKFLOW’S DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August  23, 2008, Enterprise Acquisition Corp. (“Enterprise” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Staton Bell Blank Check LLC, a Delaware limited liability company (“SBBC”), EAC I LLC, a Delaware limited liability company and a wholly owned subsidiary of Enterprise (“Merger Sub 1”), EAC II Corp., a Delaware corporation and a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”), WF Capital Holdings, Inc., a Delaware corporation (“Workflow”), certain stockholders of Workflow (the “Securityholders”) and Perseus, L.L.C., a Delaware limited liability company, solely in its capacity as the representative of the Securityholders, in connection with the merger contemplated thereunder (the “Merger”).

Pursuant to the terms of the Merger Agreement, Merger Sub 2 will merge with and into Workflow, with Workflow continuing as the surviving corporation, and immediately thereafter, Workflow will merge with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving entity.  As a result of the mergers, Enterprise will acquire 100% of the outstanding capital stock of Workflow, and in consideration therefore assume indebtedness of Workflow of up to $490.0 million and pay the stockholders of Workflow an aggregate of $179.0 million in Enterprise common stock.  To the extent that the indebtedness of Workflow is less or greater than $490.0 million at the closing of the merger, the common stock portion of the purchase price will be adjusted accordingly.  In addition to the aggregate purchase price, management will be eligible to receive bonus payments of up to $50.0 million based on the market performance of the combined entity’s publicly traded shares following the Merger.

The closing of the Merger is subject to the approval by the holders of common stock of Enterprise (the “Enterprise Stockholder Approval”).  In addition, the closing of the Merger is conditioned upon the following: (a) holders of 30% or more of the shares of common stock of Enterprise issued in the Enterprise initial public offering and outstanding immediately before the closing shall have not exercised their rights to convert their shares into cash, as permitted by the Amended and Restated Certificate of Incorporation of the Company; (b) SBBC shall have purchased up to $10,000,000 of the Company’s common stock in the open market at prices not to exceed the per share amount held in the Company's trust account, which was approximately $9.99 at June 30, 2008, and subject to the conditions of Rule 10b-18 (which includes certain manner, timing, price and volume limitations) (the "Open Market Purchases"); and (c) the acquisition of certain businesses by Workflow shall have been completed.  The closing of the Merger is also subject to customary regulatory approvals, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

The Merger Agreement provides for certain termination rights for both Enterprise and Workflow under specified circumstances, including in the event that the closing of the transactions contemplated by the Merger Agreement has not occurred by February 28, 2009.

The Open Market Purchases will commence ten business days after the filing of this Report.

The summary discussion of material terms of the Merger Agreement, including but not limited to the calculation of the merger consideration payable thereunder, set forth above does not purport to be complete and is qualified by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Employment Agreement

On August  23, 2008, in connection with the Merger Agreement, Enterprise and Workflow Management, Inc., a Delaware corporation and Workflow’s subsidiary (“WF Management”) entered into an employment agreement with Greg C. Mosher (the “Employment Agreement”).  The Employment Agreement provides that, upon the closing of the Merger, Mr. Mosher would become the Chief Executive Officer of the Company.  The Company and board of directors of Enterprise (the “Board”) shall make all commercially reasonable efforts to ensure that Mr. Mosher is elected as a director and the Chairman of the Board.  In addition, Mr. Mosher shall continue to serve as the President and Chief Executive Officer of WF Management and the Chairman of the board of directors of WF Management and each of its subsidiaries.

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Pursuant to the terms of the Employment Agreement, Mr. Mosher’s employment shall commence as of the closing date of the Merger and continue for an initial term of five years with one or more additional automatic one-year renewal periods.  Enterprise and WF Management shall pay Mr. Mosher a base salary at the rate of $1,250,000 per annum (the “Base Salary”).  In addition, Mr. Mosher shall be eligible to receive an annual incentive bonus (the “Incentive Bonus”) in an amount equal to 100% of his Base Salary, subject to the achievement of performance goals established by the Compensation Committee of the Board.  Mr. Mosher shall receive at least 40% of the Incentive Bonus during each applicable fiscal year.

Mr. Mosher shall be entitled to employee benefits in accordance with the benefit programs and policies of Enterprise and WF Management.  In addition, Mr. Mosher shall receive a grant of common stock of the Company and a grant of restricted stock units (the “RSU”) on the closing date of the Merger.  The RSUs shall vest in three equal installments on each of the first, second and third anniversaries of the closing date; provided, however, that Mr. Mosher is still employed by WF Management and Enterprise on such vesting dates.

The summary discussion of material terms of the Employment Agreement set forth above does not purport to be complete and is qualified by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.4.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Merger, pursuant to the Merger Agreement, the Securityholders will acquire a number of shares of Enterprise common stock determined pursuant to the Merger Agreement for an aggregate purchase price of $179.0 million, subject to adjustment. The shares will be issued only upon the closing of the Merger described in Item 1.01 of this report, and as such, the issuance is subject to the conditions to closing of the Merger, including the Enterprise Stockholder Approval.  The shares will be issued in reliance upon the exemption from the registration requirements as provided in Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  No commissions were or will be paid in connection with this transaction.

Item 7.01. Regulation FD Disclosure.

Enterprise and Workflow senior management will host a conference call on Tuesday, August 26, 2008 at 10:30 a.m. (ET) to discuss the merger of Enterprise and Workflow.  Live audio of the conference call will be available by dialing 800-732-6870 (United States) or 212-231-2900 (International) and providing the following reservation number: 21391666.  The conference call can also be accessed over the Internet at www.InvestorCalendar.com .  A replay of the conference call will be available approximately one hour after its completion for 30 days by dialing 800-633-8284 (United States) or 402-977-9140 (International) and referencing the reservation number: 21391666.  A replay will also be available over the Internet at www.InvestorCalendar.com.

A copy of the slides to be presented during the conference call is attached as Exhibit 99.2 to this report. These slides may also be used in subsequent presentations to interested parties, including analysts, potential investors and stockholders.

Item 8.01. Press Release.

On August 25, 2008, Enterprise issued a press release announcing the execution of the Merger Agreement, a copy of which press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Merger Agreement
10.4	Employment Agreement
99.1	Press Release, dated August 25, 2008
99.2	Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2008                                              ENTERPRISE ACQUISITION CORP.

/s/ Daniel C. Staton

Name: Daniel C. Staton

Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Merger Agreement
10.4	Employment Agreement
99.1	Press Release, dated August 25, 2008
99.2	Investor Presentation